UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On May 26, 2005, FreightCar America, Inc. (the “Company”) repaid the aggregate principal amount and accrued interest outstanding under the industrial revenue bonds that were issued on December 12, 1995 by its subsidiary Freight Car Services, Inc. (“Freight Car Services”). The aggregate amount outstanding was repaid with proceeds from the Company’s initial public offering, which closed on April 11, 2005. The industrial revenue bonds bore interest at a weekly variable rate and were scheduled to mature on December 1, 2010. As a result of this repayment, the obligations of Freight Car Services under the Loan Agreement by and between Freight Car Services and the City of Danville, Illinois, dated as of December 1, 1995, and the related promissory note were terminated, effective May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCarAmerica, Inc.

Date: May 31, 2005	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

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